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                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 27, 2001, for Schuler Homes, Inc., our report dated May 16, 2001 for Schuler Residential, Inc. and our report dated April 30, 2001 for Western Pacific Housing, incorporated by reference in the Joint Proxy Statement of D.R. Horton, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of D.R. Horton, Inc. for the registration of 26,526,835 shares of its common stock.


                                    /s/ Ernst & Young LLP

Los Angeles, California
November 19, 2001